UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2014

BIND THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36072	56-2596148
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 Vassar Street, Cambridge, Massachusetts 02139

(Address of principal executive offices) (Zip Code)

(617) 491-3400

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 28, 2014, BIND Therapeutics, Inc. (the “Company”) held its Annual Meeting of Stockholders. A total of 13,410,188 shares of common stock were present in person or represented by proxy at the meeting, representing approximately 81.56% percent of the Company’s outstanding common stock as of the April 7, 2014 record date. The following are the voting results for the proposals considered and voted upon at the meeting, both of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 15, 2014.

Item 1 — Election of two Class I directors for a term of office expiring on the date of the annual meeting of stockholders in 2017, or until their respective successors have been duly elected and qualified.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
Peter Barton Hutt	10,478,035	526,005	2,406,148
Charles A. Rowland, Jr.	10,687,591	316,449	2,406,148

Item 2 — Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
13,353,323	55,865	1,000	0

Based on the foregoing votes, each of the two Class I director nominees was elected and Item 2 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIND THERAPEUTICS, INC.

Date: May 28, 2014	By:	/s/ Scott Minick

Scott Minick
President and Chief Executive Officer